EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

Reynolds American Inc.

Offers to Exchange Up to the Aggregate Principal Amounts of the Series of Notes

Issued by Reynolds American Inc. Shown Below

Old Notes to be Exchanged	CUSIP Nos.		Outstanding Principal Amount
3.500% Senior Notes due 2016	761713 BH8	U8001F AL9	$414,793,000
2.300% Senior Notes due 2017	761713 BJ4	U8001F AM7	$447,092,000
8.125% Senior Notes due 2019	761713 BK1	U8001F AN5	$668,689,000
6.875% Senior Notes due 2020	761713 BL9	U8001F AP0	$641,462,000
3.750% Senior Notes due 2023	761713 BM7	U8001F AQ8	$473,689,000
8.125% Senior Notes due 2040	761713 BN5	U8001F AR6	$236,748,000
7.000% Senior Notes due 2041	761713 BP0	U8001F AS4	$240,197,000

Pursuant to the Prospectus dated          , 2015

The Exchange Offers will expire at                     p.m., New York City time, on          , 2015, unless extended (such date, as it may be extended, the “Expiration Date”). Tenders may be withdrawn prior to                     p.m., New York City time, on the Expiration Date.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offers (as defined below) if (i) certificates representing any series of notes (the “old notes”) of Reynolds American Inc. (“RAI” or the “Company”) listed in the table above are not immediately available, (ii) the old notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery or one substantially equivalent to this form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See “The Exchange Offers—Guaranteed Delivery Procedures”. In general, defined terms used herein have the respective meanings assigned to them under the heading “Glossary” in the Prospectus.

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, Hand or Overnight

Courier:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

Tel: 315-414-3317

By Facsimile (for Eligible Institutions only):

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

Attn: Pamela Adamo

Fax: 732-667-9408

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a fax number, other than as listed above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Reynolds American Inc., upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offers”), receipt of which the undersigned hereby acknowledges, the aggregate principal amount of old notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offers—Guaranteed Delivery Procedures.”

DESCRIPTION OF OLD NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s) (if available)*	Principal Amount Tendered**

Total:

  *     Need not be completed if old notes are being tendered by book-entry transfer.

**     Tenders of old notes will be accepted only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Name of eligible guarantor institution guaranteeing delivery:

☐	Check here if tendered old notes will be delivered by book-entry transfer and complete the following:

The Depository Trust Company Account Number:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

PLEASE COMPLETE AND SIGN BELOW

Signature(s)

Must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the old notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit proper evidence satisfactory to the Issuer of the signatory’s authority to so act. Please print name(s) and address(es).

Dated

Name(s)

(Please Print)

Capacity

Address(es)

Telephone Number with Area Code

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at its address set forth herein the old notes tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such old notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with one or more properly completed and duly executed Letter(s) of Transmittal or facsimiles thereof (or a properly transmitted Agent’s Message in the case of a tender through DTC’s Automated Tender Offer Program (“ATOP”)), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or facsimile thereof (or a properly transmitted Agent’s Message in the case of tender through ATOP) and the old notes tendered hereby to the Exchange Agent (or a properly transmitted confirmation of book-entry transfer in the case of a book-entry transfer of such old notes to the Exchange Agent’s account at DTC) within the time period set forth above and failure to do so could result in a financial loss to the undersigned.

Name of Institution	Authorized Signature
Address Line 1	Title
Address Line 2
Area Code and Telephone Number	Date

Do not send physical certificates representing old notes with this form. Old notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and any other required documents.